JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By:	/s/Andrew Prodromos	Date: 07/06/2021
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT ASSOCIATES FUND X FOLLOW-ON, LTD.

By:	/s/Andrew Prodromos	Date: 07/06/2021
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT ASSOCIATES FUND X FOLLOW-ON, L.P.
By: Insight Associates Fund X Follow-On, Ltd., its general partner

By:	/s/Andrew Prodromos	Date: 07/06/2021
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT PARTNERS FUND X FOLLOW-ON FUND, L.P.
By: Insight Associates Fund X Follow-On, L.P., its general partner
By: Insight Associates Fund X Follow-On, Ltd., its general partner

By:	/s/Andrew Prodromos	Date: 07/06/2021
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT PARTNERS FUND X (CAYMAN) FOLLOW-ON FUND, L.P.
By: Insight Associates Fund X Follow-On, L.P., its general partner
By: Insight Associates Fund X Follow-On, Ltd., its general partner

By:	/s/Andrew Prodromos	Date: 07/06/2021
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT PARTNERS FUND X (DELAWARE) FOLLOW-ON FUND, L.P.
By: Insight Associates Fund X Follow-On, L.P., its general partner
By: Insight Associates Fund X Follow-On, Ltd., its general partner

By:	/s/Andrew Prodromos	Date: 07/06/2021
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT PARTNERS FUND X (CO-INVESTORS) FOLLOW-ON FUND, L.P.
By: Insight Associates Fund X Follow-On, L.P., its general partner
By: Insight Associates Fund X Follow-On, Ltd., its general partner

By:	/s/Andrew Prodromos	Date: 07/06/2021
Name:	Andrew Prodromos
Title:	Authorized Officer